Exhibit 10.10

                                      AGREEMENT

                       Global Insights and Thanksgiving Coffee

          This document outlines the agreement between Thanksgiving Coffee Company and Global Insights with respect to Shareholder
          Relations.

          TASKS

          * Take calls from stockholders, fulfill their information requests and survey them regarding the above items if appropriate
          *    Update computer file on address changes, stock buys and
               sells, etc.
          *    Notify transfer company of all changes
          *    Interact with mail order on changes
          * Work with matching service regarding stockholder relations, buys and sells
          *    Work with the SEC attorney (when necessary and cost-
               effective)
          * Contribute to and edit letters to stockholders (We recommend that the clerical function of typesetting, copying,
               printing, and mailing be done in-house   perhaps by Carol
               Green.)
          * Coordinate with Controller and Chief Operating Officer on quarterly SEC stockholder filings
          * Use stockholder feedback for annual report and annual meeting
          *    Work with TCC to solicit web site and e-mail interfaces
          * Work with top management to create special events or products for stockholders

          LOGISTICS

          * Transfer computer files on the stockholders to one or both of our computers
          *    Develop a method for the transfer of phone calls
          * Develop a method for inventorying stockholder information kits and mail-outs, either from the Bay Area or from Fort Bragg from our instructions

          COSTS, INDEMNIFICATION, TERM

          Costs will be $1500 per month, plus postage, phone, other normally occurring administrative expenses, plus logistical costs if any. Costs will cover all work up to 30 hours per month. In the first two months of the contract, work done beyond 30 hours will be billed at $75 per hour, while both parties assess the scope of the job and the necessity for additional hourly billings beyond the $1500 per month flat fee. Work includes above tasks, but not annual meeting preparations or annual report work covered





          under the terms of our regular agreement.

          As it does not, TCC will provide all insurance for indemnification of our actions as TCC representatives to stockholders.

          Term of this contract will be from February 1st, 1998 to December 31st, 1998. Invoicing will be done on the 1st of the month for the prior month s work and is due by the 10th of the month.

          Agreement completed by the signatures below.

          Thanksgiving Coffee Company

          Joan Katzeff        /s/ Joan Katzeff         Date 1/26/98

          Paul Katzeff        /s/ Paul Katzeff         Date 1/26/98

          Global Insights

          Roy Doughty         /s/ Roy Doughty          Date 1/26/98

          Larry Leigon        /s/ Larry Leigon         Date 1/26/98